UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2025

NEXTNRG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

(305) 791-1169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NXXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

SPA

On July 11, 2025, the NextNRG, Inc (the “Company and its Lender (the “Lender”) entered into a Stock Purchase Agreement dated as of such date (the “SPA”) pursuant to which the Company issued 1,081,395 restricted shares if its common stock to the Lender at a price of $2.15 per share, payable by the Lender absolving the Company of its liability of $2,325,000 owed to the Lender under their Agreement dated March 24, 2025 (a copy of which was filed by the Company as Exhibit 10.7 to its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025).

The issuance of the common stock was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The issuance did not involve a public offering and was conducted as a private transaction.

The foregoing description of the SPA is subject to and qualified in its entirety by reference to the full text of the SPA, a copy of which is filed herewith as Exhibit 10.1.

Promissory Note, dated July 15, 2025

On July 15, 2025, the Company and a lender entered into a promissory note (the “Note”) for the principal sum of $2,000,000 to be used for the Company’s working capital needs. The principal balance of the Note has a fixed interest rate of 18% per annum, an original issue discount of five percent (5%) and matures on March 11, 2026. Under the Note, the Company is required to make monthly payments of $125,000 commencing with August 15, 2025, provided that as permitted thereunder the Company elected to pay the full $360,000 of such interest in 197,802 restricted shares (or approximately $1.82 per share) of common stock.

The issuance of the common stock was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The issuance did not involve a public offering and was conducted as a private transaction.

The foregoing description of Note is subject to and qualified in its entirety by reference to the full text of the Note, a copy of which is filed herewith as Exhibit 4.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by this Item 2.03, the information contained in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement dated as of July 11, 2025 between NextNRG, Inc. and Lender
10.2	Promissory Note dated July 15, 2025 between NextNRG, Inc. and Lender
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NextNRG, Inc.

Date: July 17, 2025	By:	/s/ Michael Farkas
	Name:	Michael Farkas
	Title:	Chief Executive Officer